Exhibit 99.1

Methode Electronics, Inc. Reports Fiscal First Quarter 2021 Financial Results

•	Late Quarter Rebound in Automotive Sales
•	Cost Saving Actions Partially Reduced COVID-19 Pandemic Impact
•	Electric and Hybrid Vehicle Programs Increasing

Chicago, IL – September 3, 2020 – Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, today announced financial results for the fiscal first quarter of 2021 ended August 1, 2020.

Fiscal First Quarter 2021 Highlights

•	Net sales were $190.9 million
•	Selling and administrative expense decreased $5.8 million from fiscal first quarter 2020
•

Net income was $20.7 million, or $0.54 per diluted share, and included $2.8 million of restructuring costs, or $0.07 per diluted share, and discrete tax benefits of $7.8 million, or $0.20 per diluted share

Consolidated Fiscal First Quarter 2021 Financial Results

Methode's net sales were $190.9 million, compared to $270.2 million in the same quarter of fiscal 2020. The decrease in net sales was largely due to lower sales volume in the Automotive and Industrial segments as a result of the COVID-19 pandemic which caused the sharp reduction of automotive and commercial vehicle production in the first half of the quarter.

Gross margin as a percentage of sales was 23.6 percent, compared to 28.1 percent in the same quarter of fiscal 2020. The decrease was primarily due to the lower net sales in the Automotive and Industrial segments in the quarter, which resulted in reduced overhead coverage. In addition, the company recognized $1.9 million of restructuring costs in cost of products sold related to actions taken to reduce overall costs and improve operational profitability.

Selling and administrative expense as a percentage of sales was 13.9 percent, compared to 12.0 percent in the same quarter of fiscal 2020. Selling and administrative expense decreased $5.8 million from the same quarter of fiscal 2020 primarily due to lower compensation expense and lower travel expense from cost saving actions taken to mitigate the impact from the pandemic, as well as lower stock-based compensation expense. Partially offsetting these savings, the company recognized $1.5 million of restructuring costs in selling and administrative expense related to actions taken to reduce overall costs and improve operational profitability and also recorded an increase in professional services fees.

Income from operations was $13.8 million, compared with $38.6 million in the same quarter of fiscal 2020. The decrease was mainly due to the lower gross profit on lower sales driven by the pandemic, partially offset by the lower selling and administrative expense from cost saving actions.

Other income was $3.4 million, compared to other expense of $0.1 million in the same quarter of fiscal 2020. Included in other income in the quarter was $2.9 million of government assistance received by certain foreign locations with respect to the pandemic.

Income tax was a benefit of $5.1 million, compared to an income tax expense of $7.3 million in the same quarter of fiscal 2020. The income tax benefit was primarily due to discrete tax benefits of $7.8 million, compared to discrete tax expenses of $1.4 million in the same quarter of fiscal 2020. The discrete benefits in the first quarter of fiscal 2021 included tax credits earned and research deductions claimed in foreign jurisdictions. Excluding these discrete tax benefits and expenses, the effective tax rate would have been 17.2%, compared to an effective tax rate of 16.6% in the same quarter of fiscal 2020.

Net income was $20.7 million, or $0.54 per diluted share, compared to $28.3 million, or $0.75 per diluted share, in the same quarter of fiscal 2020.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $29.3 million, compared to $50.3 million in the same quarter of fiscal 2020.

Debt was $349.8 million at the end of the quarter, down slightly compared to $352.1 million at the end of fiscal 2020. Net debt, a non-GAAP financial measure and includes debt less cash and cash equivalents, was $138.8 million, compared to $134.8 million at the end of fiscal 2020.

Free cash flow, a non-GAAP financial measure and includes cash provided by operating activities less purchases of property, plant, and equipment, was $4.8 million, compared to $5.9 million in the same quarter of fiscal 2020.

Segment Fiscal First Quarter 2021 Financial Results

Comparing the Automotive segment's quarter to the same quarter of fiscal 2020,

•

Net sales were $125.1 million, down from $186.2 million attributable to a 37.3 percent sales decline in North America and a 41.2 percent sales decrease in Europe due mainly to a sharp reduction in customer demand in the first half of the quarter due to the pandemic. Partially offsetting this decline was a 28.2 percent sales increase in Asia primarily due to higher touchscreen volume.

•

Gross profit margin as a percentage of sales was 20.9 percent, down from 25.5 percent mainly due to lower sales volume resulting from the pandemic and $1.9 million in restructuring actions taken in the quarter.

•	Income from operations was $15.3 million, down from $33.1 million resulting from the lower gross profit and the restructuring actions taken in the quarter.

Comparing the Industrial segment's quarter to the same quarter of fiscal 2020,

•

Net sales were $52.0 million, down from $70.8 million as a result of lower sales of commercial vehicle lighting products and radio remote control devices, which were adversely impacted by the pandemic. This decrease was partially offset by higher sales of busbar products.

•	Gross profit margin as a percentage of sales was 31.5 percent, down from 37.4 percent due to the lower sales in the quarter.
•

Income from operations was $7.0 million, a decrease from $16.5 million resulting from lower gross profit and $0.6 million in restructuring actions taken in the quarter, partially offset by higher income from operations from busbar products.

Comparing the Interface segment's quarter to the same quarter of fiscal 2020,

•	Net sales were $13.4 million, up from $12.9 million attributable to higher volume of appliance products and legacy data solution products.
•	Gross profit margin as a percentage of sales was 18.7 percent, up from 11.6 percent due to the higher sales volume and product mix.
•	Income from operations was $1.1 million, up from $0.2 million due to higher gross profit, partially offset by $0.7 million in restructuring actions taken in the quarter.

Comparing the Medical segment's quarter to the same quarter of fiscal 2020,

•	Net sales were $0.4 million, up from $0.3 million.
•	Loss from operations was $1.6 million, compared to a loss of $1.5 million.

Fiscal Second Quarter 2021 Guidance

The company expects net sales in the fiscal second quarter of 2021 to improve sequentially and be in the range of $230 to $250 million based on the near-term outlook, which is subject to disruption at any time due to a variety of factors including the pandemic situation. However, the company is not providing annual guidance due to the mid-term market uncertainty as a result of the ongoing pandemic.

Management Comments

President and Chief Executive Officer Donald W. Duda said, “I continue to express my gratitude to our employees, who have shown incredible commitment to the company in the midst of an ongoing pandemic. Our team successfully executed multiple proactive measures to control costs and manage liquidity."

Mr. Duda added, "For our fiscal second quarter, we will continue to face market uncertainty and will continue to be vigilant on cost saving actions. However, the demand we experienced in the latter half of the first quarter and are seeing early in the second quarter has given us the confidence to provide sales guidance for the second quarter. Longer term, we are enthusiastic about an increase in awards that we are winning for EV and hybrid programs from busbars and lead frames to interior and exterior lighting systems."

Non-GAAP Financial Measures

To supplement the company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses certain non-GAAP financial measures, such as EBITDA, Free Cash Flow and Net Debt. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Management believes EBITDA is useful to investors as it is a measure that is commonly used by other companies in our industry and provides a comparison for investors to the company’s performance versus its competitors. Management believes Free Cash Flow is a meaningful measure to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain the company’s asset base and which are expected to generate future cash flows from operations. Management believes Net Debt is a meaningful measure to investors because management assesses the company’s leverage position after considering available cash that could be used to repay outstanding debt. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call

The company will conduct a conference call and webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ronald Tsoumas, today at 10:00 a.m. CDT.

To participate in the conference call, please dial (844) 369-8770 (domestic) or (862) 298-0840 (international) at least five minutes prior to the start of the event. A simultaneous webcast can be accessed through the company’s website, www.methode.com, by selecting the Investors page.

A replay of the teleconference will be available shortly after the call through September 17, 2020, by dialing (877) 481-4010 and providing passcode 36525. A replay will also be available through the company’s website, www.methode.com, by selecting the Investors page.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, radio remote control, electronic, LED lighting and sensing technologies. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical.

Our components are found in the primary end-markets of the aerospace, appliance, construction, consumer and industrial equipment, communications (including information processing and storage, networking equipment, wireless and terrestrial voice/data systems), medical, rail, consumer automotive, commercial vehicle, and other transportation industries.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) impact from pandemics, such as the COVID-19 pandemic; (2) dependence on the automotive, appliance, commercial vehicle, computer and communications industries; (3) dependence on a small number of large customers, including two large automotive customers; (4) recognition of goodwill and long-lived asset impairment charges; (5) costs associated with restructuring activities; (6) international trade disputes resulting in tariffs and our ability to mitigate tariffs; (7) timing, quality and cost of new program launches; (8) ability to withstand price pressure, including pricing reductions; (9) failure to attract and retain qualified personnel; (10) ability to successfully market and sell Dabir Surfaces products; (11) currency fluctuations; (12) customary risks related to conducting global operations; (13) costs associated with environmental, health and safety regulations; (14) ability to withstand business interruptions; (15) ability to successfully benefit from acquisitions and divestitures; (16) investment in programs prior to the recognition of revenue; (17) dependence on the availability and price of materials; (18) dependence on our supply chain; (19) judgments related to accounting for tax positions; (20) income tax rate fluctuations; (21) ability to keep pace with rapid technological changes; (22) breaches to our information technology systems; (23) ability to avoid design or manufacturing defects; (24) ability to compete effectively; (25) ability to protect our intellectual property; (26) success of recent acquisitions and/or our ability to implement and profit from new applications of the acquired technology; (27) ability to manage our debt levels and any restrictions thereunder; and (28) impact to interest expense from the replacement or modification of LIBOR.

For Methode Electronics, Inc.

Robert K. Cherry

Vice President Investor Relations

rcherry@methode.com

708-457-4030

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except share and per-share data)

	Three Months Ended
	August 1, 2020	July 27, 2019
Net Sales	$190.9	$270.2

Cost of Products Sold	145.8	194.4

Gross Profit	45.1	75.8

Selling and Administrative Expenses	26.6	32.4
Amortization of Intangibles	4.7	4.8

Income from Operations	13.8	38.6

Interest Expense, Net	1.6	2.9
Other (Income) Expense, Net	(3.4)	0.1

Income before Income Taxes	15.6	35.6

Income Tax (Benefit) Expense	(5.1)	7.3

Net Income	$20.7	$28.3

Basic and Diluted Income per Share:
Basic	$0.55	$0.75
Diluted	$0.54	$0.75

Cash Dividends per Share	$0.11	$0.11

Weighted Average Number of Shares Outstanding:
Basic	37,836,543	37,534,451
Diluted	38,158,418	37,667,054

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per-share data)

	August 1, 2020	May 2, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$211.0	$217.3
Accounts Receivable, Net	233.0	188.5
Inventories	124.0	131.0
Income Tax Receivable	13.6	12.9
Prepaid Expenses and Other Current Assets	16.4	15.9
TOTAL CURRENT ASSETS	598.0	565.6
LONG-TERM ASSETS
Property, Plant and Equipment, Net	208.6	201.9
Goodwill	233.3	231.6
Other Intangible Assets, Net	242.1	244.8
Operating Lease Assets, Net	22.1	23.5
Deferred Tax Assets	41.0	31.4
Pre-production Costs	36.0	37.1
Other Long-term Assets	37.1	34.7
TOTAL LONG-TERM ASSETS	820.2	805.0
TOTAL ASSETS	$1,418.2	$1,370.6

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$83.2	$73.8
Accrued Employee Liabilities	20.0	19.1
Other Accrued Expenses	28.3	18.5
Short-term Operating Lease Liability	5.5	5.5
Short-term Debt	15.4	15.3
Income Tax Payable	7.6	11.6
TOTAL CURRENT LIABILITIES	160.0	143.8
LONG-TERM LIABILITIES
Long-term Debt	334.4	336.8
Long-term Operating Lease Liability	18.4	20.4
Long-term Income Tax Payable	29.3	29.3
Other Long-term Liabilities	20.0	15.3
Deferred Tax Liabilities	42.3	41.6
TOTAL LONG-TERM LIABILITIES	444.4	443.4
TOTAL LIABILITIES	604.4	587.2
SHAREHOLDERS' EQUITY
Common Stock, $0.50 par value, 100,000,000 shares authorized, 38,876,362 shares and 38,438,111 shares issued as of August 1, 2020 and May 2, 2020, respectively	19.4	19.2
Additional Paid-in Capital	151.5	150.7
Accumulated Other Comprehensive Loss	(10.2)	(26.9)
Treasury Stock, 1,346,624 shares as of August 1, 2020 and May 2, 2020	(11.5)	(11.5)
Retained Earnings	664.6	651.9
TOTAL SHAREHOLDERS' EQUITY	813.8	783.4
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,418.2	$1,370.6

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three Months Ended
	August 1, 2020	July 27, 2019
OPERATING ACTIVITIES
Net Income	$20.7	$28.3
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	12.1	11.8
Stock-based Compensation Expense	0.9	2.5
Change in Cash Surrender Value of Life Insurance	(0.6)	(0.3)
Amortization of Debt Issuance Costs	0.2	0.2
Change in Deferred Income Taxes	(6.2)	—
Other	1.0	—
Changes in Operating Assets and Liabilities:
Accounts Receivable	(37.3)	(12.8)
Inventories	9.1	(5.7)
Prepaid Expenses and Other Assets	1.5	0.7
Accounts Payable and Other Liabilities	15.0	(5.6)
NET CASH PROVIDED BY OPERATING ACTIVITIES	16.4	19.1

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(11.6)	(13.2)
NET CASH USED IN INVESTING ACTIVITIES	(11.6)	(13.2)

FINANCING ACTIVITIES
Taxes Paid Related to Net Share Settlement of Equity Awards	(3.9)	(0.4)
Proceeds from Exercise of Stock Options	0.1	—
Repayments of Finance Leases	(0.1)	(0.2)
Cash Dividends	(5.0)	(4.1)
Proceeds from Borrowings	—	1.0
Repayments of Borrowings	(4.1)	(10.7)
NET CASH USED IN FINANCING ACTIVITIES	(13.0)	(14.4)
Effect of Foreign Currency Exchange Rate Changes on Cash and Cash Equivalents	1.9	(0.9)
DECREASE IN CASH AND CASH EQUIVALENTS	(6.3)	(9.4)
Cash and Cash Equivalents at Beginning of the Year	217.3	83.2
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$211.0	$73.8

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Period For:
Interest	$1.5	$2.9
Income Taxes, Net of Refunds	$4.8	$7.8
Operating Lease Obligations	$2.1	$2.1

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(in millions)

	Three Months Ended
	August 1, 2020	July 27, 2019
EBITDA:
Net Income	$20.7	$28.3
Income Tax (Benefit) Expense	(5.1)	7.3
Interest Expense, Net	1.6	2.9
Amortization of Intangibles	4.7	4.8
Depreciation	7.4	7.0
EBITDA	$29.3	$50.3

	Three Months Ended
	August 1, 2020	July 27, 2019
Free Cash Flow:
Net Cash Provided by Operating Activities	$16.4	$19.1
Purchases of Property, Plant and Equipment	(11.6)	(13.2)
Free Cash Flow	$4.8	$5.9

	August 1, 2020	May 2, 2020
Net Debt:
Short-Term Debt	$15.4	$15.3
Long-Term Debt	334.4	336.8
Total Debt	349.8	352.1
Less: Cash and Cash Equivalents	(211.0)	(217.3)
Net Debt	$138.8	$134.8